Exhibit 4.12

Execution Copy

March 11, 2005

QUANEX CORPORATION

Suite 1500

1900 West Loop South

Houston, Texas  77027

Re:                               Fifth Amendment (“Fifth Amendment”) under the Quanex Corporation Revolving Credit Agreement dated as of November 26, 2002 (as amended, the “Credit Agreement”) by and among Quanex Corporation (“Company”), Comerica Bank and such other financial institutions which are or may from time to time become parties to the Credit Agreement (the “Banks”), and Comerica Bank in its capacity as Agent for the Banks (“Agent”)

Ladies and Gentlemen:

                Reference is made to the Credit Agreement.  Except as specifically defined to the contrary herein, capitalized terms used in this Fifth Amendment shall have the meanings given them in the Credit Agreement.  This Fifth Amendment shall not become effective unless and until countersigned by the Company and returned to the Agent.

                Based on the Agent’s receipt of the approval of the requisite Banks and subject to the terms and conditions of this letter, this letter will confirm that the Banks hereby consent to the amendment of the definition of Net Income Adjustment by deleting the definition of “Net Income Adjustment” as it is set forth therein and inserting the following language in its place:

““Net Income Adjustment” shall mean that amount to be added to the minimum Consolidated Tangible Net Worth required to be maintained under Section 6.10 hereof for any fiscal quarter, consisting of an amount equal to fifty percent (50%) of the Consolidated Net Income of the Company and its Subsidiaries (but only if a positive number) for any fiscal quarter without any deductions or adjustments for losses, commencing with the fiscal quarter ending January 31, 2005.”

                Except as set forth in this Fifth Amendment, this Fifth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder, or any of the other Loan Documents, or to constitute a waiver by Agent or any Bank of any right or remedy under the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.  Nor shall this Fifth Amendment constitute an undertaking or agreement by any Bank to increase the stated dollar amount of its existing commitment under the Credit Agreement.  By accepting and acknowledging this Fifth Amendment, the Company shall be deemed to have ratified and reaffirmed all the terms, conditions, covenants and agreement contained in the Credit Agreement, as amended (including by this Fifth Amendment) and each of the other Loan Documents.  Simultaneously with its execution and delivery of this Fifth Amendment, the Company agrees to provide the Banks with a closing certificate in form and substance acceptable to Agent and an Acknowledgment of Guarantors in the form attached hereto as Exhibit A.

By signing and returning a counterpart of this letter to the Agent, the Company acknowledges its acceptance of the terms of this letter.

Very truly yours,

COMERICA BANK, as Agent

By:

Its:

Acknowledged and Accepted

as of March 11, 2005

QUANEX CORPORATION

By:

Its:

AUTHORIZATION AND CONSENT

The undersigned Bank hereby consents to the amendment of Section 1 of the Credit Agreement on the terms and conditions set forth above, and authorizes the Agent to issue the foregoing Fifth Amendment to the Company.

[BANK]

By:
Name:

Its:

Date: March 11, 2005

Exhibit A

ACKNOWLEDGMENT OF GUARANTORS

Being a duly authorized officer of each of the undersigned (each a “Guarantor” and collectively, the “Guarantors”), the undersigned hereby acknowledge that (a) the Guarantors executed or joined into that certain Guaranty dated as of December 10, 2002 (“Guaranty”) pursuant to which Guarantors guaranteed the obligations of Quanex Corporation (the “Company”) under that certain Quanex Corporation Revolving Credit Agreement dated as of November 26, 2002 (as amended, the “Credit Agreement”) by and among the Company, the certain financial institutions party from time to time thereto (“Banks”) and Comerica Bank as agent for the Banks (the “Agent”) and (b) the Company, the Banks and the Agent have executed the Fifth Amendment to the Credit Agreement dated as of date hereof (the “Amendment”).  The undersigned hereby ratifies and confirms its obligations under the Guaranty and agrees that the Guaranty remains in full force and effect after giving effect to the Amendment.  Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement.  This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

Dated as of the 11th day of March, 2005

IN WITNESS WHEREOF, each of the undersigned Guarantors has executed this Acknowledgment as of the date first above written.

NICHOLS ALUMINUM ALABAMA, INC.

By:

Its:

Tax Id No.: 63-1105530

IMPERIAL PRODUCTS, INC.

By:

Its:

Tax Id No.: 35-2028183

TEMROC METALS, INC.

By:

Its:

Tax Id No.: 41-0875485

COLONIAL CRAFT, INC.

By:

Its:

Tax Id No.: 76-0589066

QUANEX BAR, INC.

By:

Its:

Tax Id No.: 76-0331473

TRUSEAL TECHNOLOGIES, INC.

By:

Its:

Tax Id No.: 31-1534702

MACSTEEL MONROE, INC.

By:

Its:

Tax Id. No.: 76-0589069